EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Securities: Common Stock and Series E, F, G, and H Convertible Preferred Stock

Issuer & Ticker Symbol: Shoretel, Inc. (SHOR)

Designated Filer: Lehman Brothers Holdings Inc., a Delaware corporation

Other Joint Filers (all filers share the Reporting Person’s address unless otherwise indicated):

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group Inc. (LB I Group).

LB I Group, a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc.

399 Park Avenue

New York, NY 10023

Lehman Brothers Offshore Partners Ltd., a Bermuda limited corporation, a direct wholly-owned subsidiary of LB I Group.

Lehman Brothers Offshore Partnership GP 2000/2001 L.P., a Bermuda limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Offshore Partners Ltd.

Lehman Brothers Offshore Partnership Account 2000/2001, L.P., a Bermuda limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Offshore Partnership GP 2000/2001 L.P.

Lehman Brothers Venture Associates II LLC (LBVAII), a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of Lehman Brothers Venture Capital Partners II, L.P. (LBVCPII)

LBVCPII, a Delaware limited partnership, a direct wholly-owned subsidiary of LBVAII.

Lehman Brothers P.A. LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of Property Asset Management Inc.

Lehman Brothers VC Partners 2002 L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Venture GP Partnership II L.P.

Lehman Brothers Venture GP Partnership II L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of LBVAII.

Property Asset Management Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman ALI Inc.

Lehman ALI Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Holdings Inc.

Lehman Brothers Partnership Account 2000/2001 L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of LB I Group.

Date of event requiring statement: June 27, 2007

Signature on behalf of other joint filers:

/s/ Barrett S. DiPaolo, Authorized Signatory